Exhibit 99.3

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated November 13, 2019 to the Board of Directors of Callon Petroleum Company (the “Company”) included in Annex B to the supplement to the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 (as amended, the “Registration Statement”) relating to the proposed merger of the Company and Carrizo Oil & Gas Corporation, and (ii) the references to such opinion in such supplement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC

November 18, 2019